EXHIBIT 10.17.2

                     AMENDMENT NUMBER FIVE
                    TO THE COCA-COLA COMPANY
                   SUPPLEMENTAL BENEFIT PLAN


WHEREAS, pursuant to Section 7.5 of The Coca-Cola Company
Supplemental Benefit Plan (the "Plan"), the Supplemental
Benefit Plan Committee (the "Committee") has the authority to amend the Plan; and

WHEREAS, the Committee wishes to amend the Plan for the purpose of clarifying the eligibility provisions;

NOW THEREFORE, the Plan hereby is amended as follows:

                              1.

Effective January 1, 1989, Section 2.9 of the Plan is amended by adding the following language immediately after the last word thereof:

     "An individual shall be treated as employed by an Employer under this Plan for any period only if (i) he or she is actually classified during such period by the Employer on its payroll, personnel and benefits system as an employee, and (ii) he or she is paid for services rendered during such period through the payroll system, as distinguished from the accounts payable department of the Employer. No other individual shall be treated as employed by an Employer under this Plan for any period, regardless of his or her status during such period as an employee under common law or under any statute."

                              2.

Effective January 1, 1989, Section 4.1 of the Plan is amended by capitalizing the word "employee" the first time it appears in said section.

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment Number
Five.

                                        SUPPLEMENTAL
                                        RETIREMENT PLAN
                                        COMMITTEE

                                        By: /s/ C. Ron Cheeley
                                                Chairman

                                        Date: 2/27/97

ATTEST:


/s/ William J. Wortman
Secretary